Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axaltacs.com

For Immediate Release

Axalta Releases Third Quarter 2017 Results

Third Quarter 2017 Highlights:

•	Net sales of $1,091.8 million, up 7.0% as-reported and 5.1% on a constant currency basis versus Q3 2016

•	Net income and Adjusted EBITDA impacted by lower volumes in Performance Coatings and by recent natural disasters and higher raw material costs, partly offset by acquisition contribution

•	Operating cash flow of $212.3 million and free cash flow of $182.5 million in Q3 versus $145.3 million and $114.8 million, respectively, in the same quarter last year

•	Repurchased $50.1 million in Axalta stock at average price of $29.05

•	Acquisition contributions on track and key integration actions to be largely completed by year-end
PHILADELPHIA, PA, October 26, 2017 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2017.
Third Quarter Consolidated Financial Results
Net sales of $1,091.8 million for the third quarter of 2017 increased 7.0%, including 1.9% in favorable foreign currency translation contribution. Constant currency net sales increased 5.1% in the period, driven by 9.7% in acquisition contribution, offset by 3.9% lower volumes and 0.7% lower average selling prices. The lower organic net sales were driven by distributor working capital adjustments in North America Performance Coatings, impacts from recent natural disasters as well as lower volume comparisons from Latin America, including the effect of the deconsolidation of Venezuela operating results.
Net income attributable to Axalta was $54.9 million for the third quarter of 2017 compared with a net loss attributable to Axalta of $6.6 million in Q3 2016. The increase was primarily driven by the absence this year of debt extinguishment and financing-related costs incurred in 2016. Adjusted net income of $65.0 million for the third quarter of 2017 decreased from $81.6 million in Q3 2016 due largely to lower volumes in North America and higher raw material costs.
Adjusted EBITDA of $209.5 million for the third quarter compared with $230.4 million in Q3 2016. This result was driven by lower volumes principally in Performance Coatings, higher raw material costs, and lower selling prices within the Transportation Coatings segment. These factors were offset in part by savings from our operating improvement initiatives and by the contribution of recent acquisitions.
“As communicated in early October, Axalta's third quarter was materially impacted by a combination of factors unrelated to end-market demand conditions, which remain broadly stable since last quarter. Impacts to the quarter included Performance Coatings distributor working capital adjustments, raw material price-cost pressure, and the impact of recent natural disasters,” said Charles W. Shaver, Axalta’s Chairman and Chief Executive Officer. “We believe that these impacts are transitory, and we expect improved financial performance beginning in the fourth quarter, assuming continued broadly stable market conditions,” Mr. Shaver said.
“We believe Performance Coatings results should reflect stable end-market patterns looking ahead, while we continue to make broader headway in offsetting input cost pressure via a combination of pricing adjustments and doubling down on cost and productivity levers beginning immediately,” Mr. Shaver added. “These steps give us reasonable confidence that the issues impacting performance in 2017 are predominately transitional as opposed to structural.”
“We remain encouraged by both supportive market conditions and ongoing progress in terms of core volume growth across many end-markets we serve. We have seen strong organic volume growth in Industrial, and ongoing positive organic contribution from Commercial Vehicle year-to-date. While Refinish and Light Vehicle results have been clearly more mixed, given specific issues we have noted, our overall share remains stable and growing in key target markets,” Mr. Shaver noted.

Performance Coatings Results
Performance Coatings net sales were $693.5 million in Q3 2017, an increase of 12.5% year-over-year including 2.1% favorable foreign currency contribution. Constant currency net sales increased 10.4%, driven by a 16.1% acquisition contribution, and 0.9% higher average selling prices, offset by a 6.6% decrease in organic volumes.
Net sales in our Refinish end-market decreased 8.4% in Q3 2017 (decreased 10.6% excluding foreign currency translation), led by the impact of lower volumes from distributor working capital adjustments and the deconsolidation of our Venezuela operations in Q2 2017. Industrial end-market net sales increased 61.4% in the third quarter (increased 59.5% excluding foreign currency translation) and double digits before acquisition contribution.
The Performance Coatings segment generated Adjusted EBITDA of $135.1 million in the third quarter, a 7.3% year-over-year decrease. Negative impact from organic volumes, coupled with variable cost headwinds, were partially offset by solid acquisition contribution. Segment Adjusted EBITDA margin of 19.5% in Q3 2017 reflected a 410 basis point decrease compared to the corresponding prior year quarter.
Transportation Coatings Results
The Transportation Coatings segment produced net sales of $398.3 million in Q3 2017, a decrease of 1.4% versus third quarter 2016. Constant currency net sales were down 2.8% year-over-year, driven by 3.0% lower average selling prices partially offset by a 0.2% increase in volumes.
Light Vehicle net sales decreased 3.6% year-over-year (decreased 4.9% excluding foreign currency translation), largely impacted by lower sales in North America including effects of recent natural disasters and other customer specific factors causing lower than market volume production in the period. Commercial Vehicle net sales increased 6.7% versus last year (increased 5.2% excluding foreign currency translation), driven by stabilized heavy truck production in North America, strength in Asia Pacific as well as growth from non-truck customers.
The Transportation Coatings segment generated Adjusted EBITDA of $74.4 million in Q3 2017, a decrease of 12.2% compared to the third quarter of 2016, with somewhat lower operating expense benefit and modest foreign exchange benefit more than offset by the impact from lower selling prices at targeted Light Vehicle customers and increased variable cost pressure. Segment Adjusted EBITDA margin of 18.7% in Q3 2017 compared with 21.0% in the prior year quarter.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $588.9 million. Our net debt was $3.3 billion as of September 30, 2017. This compared to $3.4 billion as of the end of the second quarter, driven by higher cash balances.
Third quarter operating cash flow was $212.3 million versus $145.3 million in the corresponding quarter of 2016, reflecting stronger working capital performance in the period. Free cash flow, calculated as operating cash flow less capital expenditures, totaled $182.5 million including capital expenditures of $29.8 million.
“In spite of notable third quarter impacts to our financial results, we remain confident in the underlying earnings power of the business and look forward to demonstrating this in coming periods,” said Robert W. Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “We continue to expect stronger results in Q4 driven by a combination of more normal Performance Coatings volumes, recovery from recent natural disaster-related disruptions, and ongoing progress in pricing initiatives as well as clear focus on incrementally reducing our cost structure. We further see benefits from these drivers to 2018 operating results, which helps give us further confidence as we look out into next year. Our initial expectation is that 2018 Adjusted EBITDA growth should be achievable in the double digits, in part reflecting the lower 2017 comparison as well as more normal operating trends in our preliminary budgeting process.”
2017 Guidance Update
We are reiterating our outlook for the full year 2017 as follows:

•	Net sales growth of 6-7% assuming neutral FX impact and driven largely by acquisition contribution

•	Adjusted EBITDA of $870-900 million

•	Interest expense of ~$150 million

•	Income tax rate, as adjusted, of 22-24%

•	Free cash flow of $360-400 million

•	Capital expenditures of ~$130 million

•	Depreciation and amortization of ~$350 million

•	Diluted shares outstanding of ~246 million

2016 Adoption of Share-based Compensation Expense Accounting Standard
During the three months ended December 31, 2016, Axalta adopted ASU 2016-09, which addresses, among other items, the accounting for income taxes, calculations on diluted weighted average shares outstanding, and cash flow presentation relating to share-based compensation. The adoption resulted in the recasting of previously issued quarterly financial statements, including an increase to net income attributable to Axalta by $6.4 million and $10.8 million for the three and nine months ended September 30, 2016. The impact of adoption also increased Axalta's dilutive shares by 0.0 million and 1.8 million shares for the three and nine months ended September 30, 2016.
Revision of Prior Year Financial Statements
During the three months ended June 30, 2017, as part of Axalta’s efforts to analyze the impact of the 2018 U.S. GAAP accounting adoption of the new Revenue Recognition standard, Axalta identified and corrected errors that affected previously-issued consolidated financial statements. Axalta determined that these corrections were immaterial to the previously-issued financial statements; however, given the significance of the cumulative adjustments on the financial results for the three and six months ended June 30, 2017, we revised certain amounts in the previously issued condensed consolidated financial statements, including revisions to the condensed consolidated statement of operations for the three and nine months ended September 30, 2016, as discussed further below.
Axalta has corrected the errors in the timing of revenue recognition by estimating those additional rebates and pricing concessions at the time of sale to distribution customers and reducing net sales by $2.8 million ($2.3 million after tax) and $2.7 million ($2.3 million after tax) for the three and nine months ended September 30, 2016, respectively. These corrections did not have a material impact on the 2017 condensed consolidated financial statements.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its third quarter 2017 financial results on Thursday, October 26th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is 877-300-8521 and the international dial-in number is +1-412-317-6026. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through November 2, 2017. The U.S. replay dial-in phone number is 844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 10110895.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to the impact of external factors including distributor working capital adjustments, raw material price pressures and recent natural disasters, and the impact of our pricing, cost structure and productivity initiatives, as well as our 2017 full year outlook, including net sales growth, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding, and preliminary 2018 outlook. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA consists of EBITDA adjusted for (i) non-cash items included within net income, (ii) items Axalta does not believe are indicative of ongoing operating performance or (iii) nonrecurring or infrequent items that Axalta believes are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of Net Income attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted Net Income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBITDA, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 13,300 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information visit axaltacoatingsystems.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$1,091.8	$1,020.6	$3,188.1	$3,041.4
Other revenue	4.5	5.7	16.5	18.7
Total revenue	1,096.3	1,026.3	3,204.6	3,060.1
Cost of goods sold	702.5	630.4	2,033.6	1,885.8
Selling, general and administrative expenses	246.4	242.3	717.8	699.1
Venezuela deconsolidation charge	—	—	70.9	—
Research and development expenses	16.6	14.9	48.6	41.6
Amortization of acquired intangibles	26.8	21.3	72.3	61.8
Income from operations	104.0	117.4	261.4	371.8
Interest expense, net	37.7	42.9	109.1	140.8
Other expense, net	7.9	87.4	27.5	128.2
Income (loss) before income taxes	58.4	(12.9)	124.8	102.8
Provision (benefit) for income taxes	2.1	(7.5)	21.5	23.1
Net income (loss)	56.3	(5.4)	103.3	79.7
Less: Net income attributable to noncontrolling interests	1.4	1.2	5.1	3.7
Net income (loss) attributable to controlling interests	$54.9	$(6.6)	$98.2	$76.0
Basic net income (loss) per share	$0.23	$(0.03)	$0.41	$0.32
Diluted net income (loss) per share	$0.22	$(0.03)	$0.40	$0.31
Basic weighted average shares outstanding	240.7	238.5	240.5	237.8
Diluted weighted average shares outstanding	245.8	238.5	246.2	244.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$588.9	$535.4
Restricted cash	3.1	2.7
Accounts and notes receivable, net	889.0	801.9
Inventories	624.4	529.7
Prepaid expenses and other	68.7	50.3
Total current assets	2,174.1	1,920.0
Property, plant and equipment, net	1,386.1	1,315.7
Goodwill	1,258.3	964.1
Identifiable intangibles, net	1,445.9	1,130.3
Other assets	548.2	536.1
Total assets	$6,812.6	$5,866.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$545.1	$474.2
Current portion of borrowings	37.8	27.9
Other accrued liabilities	447.5	440.0
Total current liabilities	1,030.4	942.1
Long-term borrowings	3,865.2	3,236.0
Accrued pensions	288.1	249.1
Deferred income taxes	162.1	160.2
Other liabilities	32.5	32.2
Total liabilities	5,378.3	4,619.6
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 243.6 and 240.5 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	242.1	239.3
Capital in excess of par	1,341.9	1,294.3
Retained earnings (Accumulated deficit)	40.1	(58.1)
Treasury shares, at cost	(58.4)	—
Accumulated other comprehensive loss	(256.3)	(350.4)
Total Axalta shareholders’ equity	1,309.4	1,125.1
Noncontrolling interests	124.9	121.5
Total shareholders’ equity	1,434.3	1,246.6
Total liabilities and shareholders’ equity	$6,812.6	$5,866.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$103.3	$79.7
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	255.9	235.8
Amortization of deferred financing costs and original issue discount	6.1	14.6
Debt extinguishment and refinancing related costs	13.0	84.2
Deferred income taxes	(21.7)	(15.0)
Realized and unrealized foreign exchange (gains) losses, net	(1.4)	30.6
Stock-based compensation	30.5	31.6
Asset impairments	7.6	10.5
Venezuela deconsolidation charge	70.9	—
Other non-cash, net	6.9	(10.4)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(44.5)	(103.8)
Inventories	(37.6)	0.1
Prepaid expenses and other	(79.9)	(31.2)
Accounts payable	34.2	14.0
Other accrued liabilities	(27.8)	0.4
Other liabilities	(9.1)	(9.8)
Cash provided by operating activities	306.4	331.3
Investing activities:
Business acquisitions (net of cash acquired)	(559.3)	(103.5)
Purchase of property, plant and equipment	(87.2)	(95.3)
Reduction of cash due to Venezuela deconsolidation	(4.3)	—
Purchase of intangibles	(0.5)	(3.9)
Other investing activities	4.6	(2.4)
Cash used for investing activities	(646.7)	(205.1)
Financing activities:
Proceeds from long term borrowings	456.4	1,377.6
Payments on short-term borrowings	(7.0)	(7.2)
Payments on long-term borrowings	(12.4)	(1,375.5)
Financing-related costs	(9.9)	(78.3)
Dividends paid to noncontrolling interests	(2.7)	(3.0)
Purchase of treasury stock	(58.4)	—
Proceeds from option exercises	19.9	13.8
Deferred acquisition-related consideration	(5.2)	—
Other financing activities	—	(0.2)
Cash provided by (used for) financing activities	380.7	(72.8)
Increase in cash	40.4	53.4
Effect of exchange rate changes on cash	13.5	(10.0)
Cash at beginning of period	538.1	487.7
Cash at end of period	$592.0	$531.1

Cash at end of period reconciliation:
Cash and cash equivalents	$588.9	$528.3
Restricted cash	$3.1	$2.8
Cash at end of period	$592.0	$531.1

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$56.3	$(5.4)	$103.3	$79.7
Interest expense, net	37.7	42.9	109.1	140.8
Provision (benefit) for income taxes	2.1	(7.5)	21.5	23.1
Depreciation and amortization	88.6	81.2	255.9	235.8
EBITDA	184.7	111.2	489.8	479.4
Debt extinguishment and refinancing related costs (a)	0.6	81.9	13.0	84.2
Foreign exchange remeasurement losses (b)	3.5	4.5	8.3	30.0
Long-term employee benefit plan adjustments (c)	(0.1)	0.8	0.4	2.1
Termination benefits and other employee related costs (d)	5.8	16.3	6.6	25.2
Consulting and advisory fees (e)	—	2.7	(0.1)	8.3
Transition-related costs (f)	1.9	—	5.8	—
Offering and transactional costs (g)	0.5	3.0	6.1	4.4
Stock-based compensation (h)	9.2	10.0	30.5	31.6
Other adjustments (i)	0.8	1.5	3.6	5.2
Dividends in respect of noncontrolling interest (j)	(1.8)	(1.5)	(2.7)	(3.0)
Deconsolidation impacts and impairments (k)	4.4	—	78.5	10.5
Adjusted EBITDA	$209.5	$230.4	$639.8	$677.9

(a)
During the three and nine months ended September 30, 2016, we prepaid outstanding principal on our term loans, resulting in non-cash pre-tax losses on extinguishment of $4.3 million and $6.6 million, respectively. In addition, during the three and nine months ended September 30, 2016, we amended our Credit Agreement and refinanced our indebtedness, resulting in additional losses of $77.6 million. In connection with the refinancing of our Dollar Term Loans during the nine months ended September 30, 2017, we recorded losses of $13.0 million, including changes to estimates of $0.6 million for the three months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of impacts associated with our foreign currency instruments used to hedge our balance sheet exposures. Exchange effects attributable to the remeasurement of our Venezuelan subsidiary represented losses of $1.8 million for the nine months ended September 30, 2017 and losses of $1.2 million and $23.9 million for the three and nine months ended September 30, 2016, respectively.

(c)	Eliminates the non-cash, non-service cost components of long-term employee benefits.

(d)
Represents expenses primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(e)	Represents fees paid to consultants for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(f)
Represents integration costs related to the acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance.

(g)
Represents acquisition-related expenses, including changes in the fair value of contingent consideration, as well as costs associated with the 2016 secondary offerings of our common shares by Carlyle, both of which are not considered indicative of our ongoing operating performance.

(h)	Represents non-cash costs associated with stock-based compensation.

(i)
Represents costs for certain non-operational or non-cash (gains) and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including equity investee dividends, indemnity losses (gains) associated with the Acquisition, losses (gains) on sale and disposal of property, plant and equipment, losses (gains) on the remaining foreign currency derivative instruments and non-cash fair value inventory adjustments associated with our business combinations.

(j)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of the entities on Axalta's financial statements.

(k)
During the nine months ended September 30, 2017 and 2016, we recorded a loss in conjunction with the deconsolidation of our Venezuelan subsidiary and a non-cash impairment charge related to a real estate investment of $70.9 million and $10.5 million, respectively. During the three and nine months ended September 30, 2017, we recorded non-cash impairment charges related to certain manufacturing facilities previously announced for closure of $4.4 million and $7.6 million, respectively. We do not consider these to be indicative of our ongoing operating performance.

The following table reconciles net income (loss) to adjusted net income for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$56.3	$(5.4)	$103.3	$79.7
Less: Net income attributable to noncontrolling interests	1.4	1.2	5.1	3.7
Net income (loss) attributable to controlling interests	54.9	(6.6)	98.2	76.0
Debt extinguishment and refinancing related costs (a)	0.6	81.9	13.0	84.2
Foreign exchange remeasurement losses (b)	3.5	4.5	8.3	30.0
Termination benefits and other employee related costs (c)	5.8	16.3	6.6	25.2
Consulting and advisory fees (d)	—	2.7	(0.1)	8.3
Transition-related costs (e)	1.9	—	5.8	—
Offering and transactional costs (f)	0.5	3.0	6.1	4.4
Deconsolidation impacts and impairments (g)	4.4	—	83.3	10.5
Other (h)	1.2	0.8	3.8	0.8
Total adjustments	17.9	109.2	126.8	163.4
Income tax impacts (i)	7.8	21.0	21.5	30.1
Adjusted net income	$65.0	$81.6	$203.5	$209.3
Diluted adjusted net income per share	$0.26	$0.33	$0.83	$0.86
Diluted weighted average shares outstanding (1)	245.8	244.8	246.2	244.2
(1) For the three months ended September 30, 2016, represents what diluted shares would have been compared to the 238.5 million diluted shares, as reported, if the period had been in a net income position versus the reported loss.

(a)
During the three and nine months ended September 30, 2016, we prepaid outstanding principal on our term loans, resulting in non-cash pre-tax losses on extinguishment of $4.3 million and $6.6 million, respectively. In addition, during the three and nine months ended September 30, 2016, we amended our Credit Agreement and refinanced our indebtedness, resulting in additional losses of $77.6 million. In connection with the refinancing of our Dollar Term Loans during the nine months ended September 30, 2017, we recorded losses of $13.0 million, including changes to estimates of $0.6 million for the three months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of impacts associated with our foreign currency instruments used to hedge our balance sheet exposures. Exchange effects attributable to the remeasurement of our Venezuelan subsidiary represented losses of $1.8 million for the nine months ended September 30, 2017 and losses of $1.2 million and $23.9 million for the three and nine months ended September 30, 2016, respectively.

(c)
Represents expenses primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(d)	Represents fees paid to consultants for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(e)
Represents integration costs related to the acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance.

(f)
Represents acquisition-related expenses, including changes in the fair value of contingent consideration, as well as costs associated with the 2016 secondary offerings of our common shares by Carlyle, both of which are not considered indicative of our ongoing operating performance.

(g)
During the nine months ended September 30, 2017 and 2016, we recorded a loss in conjunction with the deconsolidation of our Venezuelan subsidiary and a non-cash impairment charge related to a real estate investment of $70.9 million and $10.5 million, respectively. During the three and nine months ended September 30, 2017, we recorded non-cash impairment charges related to certain manufacturing facilities previously announced for closure of $4.4 million and $7.6 million, respectively, and an impairment from an abandoned in-process research and development asset of $0.5 million for the nine months ended September 30, 2017. We do not consider these to be indicative of our ongoing operating performance.

(h)	Represents costs for non-cash fair value inventory adjustments associated with our business combinations, which we do not consider indicative of ongoing operations.

(i)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, there were no discrete items removed from our income tax expense for the three and nine months ended September 30, 2017. Our income tax expense for the three months ended September 30, 2016 includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $3.2 million.